Exhibit 4.1

NUMBER		SHARES
-0-		-0-
INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND
7.625% SERIES A CUMULATIVE		7.625% SERIES A CUMULATIVE
REDEEMABLE PREFERRED STO		REDEEMABLE PREFERRED STOCK

CUSIP 609720 20 6
SEE REVERSE FOR IMPORTANT
NOTICE ON TRANSFER RESTRICTIONS
AND OTHER INFORMATION

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

This Certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF 7.625% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK OF THE PAR VALUE OF $.01 EACH OF

Monmouth Real Estate Investment Corporation, transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of the Certificate properly endorsed.  This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation (the “Charter”) and the Bylaws of the Corporation and any amendments thereto.  This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.  Witness the facsimile and of the Corporation and the facsimile signatures of the duly authorized officers.

Dated:	COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
(NEW YORK, NY)
TRANSFER AGENT AND REGISTRAR
CHIEF FINANCIAL OFFICER & VICE PRESIDENT

SECRETARY	AUTHORIZED SIGNATURE

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN OM		-as tenants in common	UNIF GIFT MIN ACT -		Custodian
					(Cust)	(Minor)
TEN ENT		-as tenants by the entireties	under Uniform Gifts to Minors
Act
JT TEN		- as joint tenants with right of		(State)
Survivorship and not as tenants
In common
Additional abbreviations may also be used though not in the above list

For value received		hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFICATION NUMBER OF ASSIGNEE

[	]

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

Shares

Represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said shares on the books of the within name Corporation with full power of substitution in the premises.

Dated
In presence of

IMPORTANT NOTICE

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Maryland General Corporation Law with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemptions of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series or classes, (i) the difference in the relative rights and preferences between the shares of each series and class to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series and classes.  The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Charter of the Corporation, a copy of which will be sent without charge to each stockholder who so requests.  Such request must be made to the Secretary of the Corporation at its principal office.

The securities represented by this Certificate are subject to restrictions on ownership and Transfer for the purpose of the Corporation’s maintenance of its status as a “Real Estate Investment Trust” under the Internal Revenue Code of 1986, as amended.  Except as otherwise provided pursuant to the Charter of the Corporation, no Person may Beneficially Own or Constructively Own Equity Stock in excess of 9.8% (in value or in number of shares of Equity Stock, whichever is more restrictive) of the outstanding Equity Stock of the Corporation, with further restrictions and exceptions set forth in the Charter of the Corporation.  There may be no Transfer that would cause a violation of the Ownership Limit, that would result in Equity Stock of the Corporation being Beneficially Owned by fewer than 100 Persons, that would result in the Corporation’s being “closely held” under Section 856(h) of the Code, or that would otherwise result in the Corporation failing to qualify as a REIT.  Any Person who attempts or proposes to own, Beneficially Own or Constructively Own Equity Stock in excess of, or in violation of, the above limitations must notify the Corporation in writing at least 15 days prior to such proposed or attempted Transfer to such Person.  If an attempt is made to violate these restrictions on Transfers, (i) any Purported Transfer will be void and will not be recognized by the Corporation, (ii) the Corporation will have the right to redeem the Stock proposed to be Transferred, and (iii) the Stock represented hereby generally will be automatically converted into and exchanged for Excess Stock, which will be held in trust by the Trustee in part for the benefit of a Charitable Beneficiary.  All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, a copy of which, including the restrictions on ownership and Transfer, will be sent without charge to each stockholder who directs a request for such information to the Chairman of the Board of the Corporation.

NOTICE:  THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH
THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR
WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.